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                                                                   EXHIBIT 99.10

INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE

To the Partners of
Sierra Pacific Development Fund III


We have audited the consolidated financial statements of Sierra Pacific Development Fund III, a California limited partnership, (the "Partnership"), as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 and have issued our report thereon dated February 25, 2000. Such consolidated financial statements and report are included in your 1999 Annual Report to the Limited Partners and are incorporated herein by reference. Our audits also included the financial statement schedule of Sierra Pacific Development Fund III, listed in Item 14. The financial statement schedule is the responsibility of the Partnership's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP

Houston, Texas
February 25, 2000

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SCHEDULE II - FORM 10-K

                       SIERRA PACIFIC DEVELOPMENT FUND III
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
              For the Years Ended December 31, 1999, 1998, and 1997

                                                          Income -
                                                         Producing
                                                         Properties
                                                         ----------
Allowance for loss - January 1, 1997                    $ 1,600,000

  Reduction due to sale of property (1)                  (1,600,000)
                                                        -----------
Allowance for loss - December 31, 1997                            0

 Provision charged to costs and expenses                          0
                                                        -----------
Allowance for loss - December 31, 1998                            0

  Provision charged to costs and expenses                         0
                                                        -----------
Allowance for loss - December 31, 1999                  $         0
                                                        ===========


(1) See Notes 1 and 3 to the consolidated financial statements incorporated by reference to the Annual Report to the Limited Partners attached as an Exhibit.